EXHIBIT 21

                       SUBSIDIARIES OF UNOCAL CORPORATION

            Name of Company (a)                           Organized under Law of
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     Union Oil Company of California, dba "UNOCAL"                  California
          Molycorp, Inc.                                            Delaware
          Philippine Geothermal, Inc.                               California
          Pure Resources, Inc. (b)                                  Delaware
             Titan Exploration, Inc.                                Delaware
               Pure GP, LLC                                         Delaware
               Pure Resources I, Inc.                               Deleware
               Pure Resources Holdings, Inc.                        Nevada
                 Pure Resources, L.P. (c)                           Texas
                   44 Canyon, LLC                                   Colorado
                   PK I, L.P. (d)                                   Delaware
                     Pure Partners, L.P. (e)                        Delaware
                   PK II, L.P. (d)                                  Delaware
                   PK III, L.P. (d)                                 Delaware
               Pure Resources Holdings, LLC                         Nevada
                 HEP Pure, LP (f)                                   Delaware
                   HEP Partners, L.P. (g)                           Delaware
                     La Plata Associates, LLC                       Colorado
                   HEP Pure Acquisition, LLC                        Delaware
          Spirit Energy Management, L.L.C.                          Delaware
             Spirit Energy 76 Development, L.P. (h)                 Delaware
                Spirit Energy 76 Investment, L.L.C.                 Delaware
          Unocal Foreign Investments Inc.                           Delaware
          Unocal Geothermal of Indonesia, Ltd.                      Bermuda
          Unocal International Corporation                          Nevada
             Unocal Bangladesh Block Twelve, Ltd. (i)               Bermuda
             Unocal Bangladesh Exploration, Ltd. (j)                Bermuda
             Unocal Canada Limited                                  Alberta
                Cal Ven Limited                                     Alberta
                Northrock Resources Ltd. (k)                        Alberta
                   Northrock Energy Ltd.                            Alberta
                   Northrock Resources (l)                          Alberta
                   Paragon Petroleum Corporation                    Alberta
                   Tethys Energy, Inc.                              Alberta
                Unocal Canada Alberta Hub Limited                   Alberta
                Unocal Canada International Company                 Nova Scotia
             Unocal Ganal, Ltd. (m)                                 Bermuda
             Unocal Global Ventures, Ltd. (n)                       Bermuda
                Unocal Bangladesh Blocks Thirteen and Fourteen, Ltd.Bermuda
                   Unocal Bangladesh, Ltd.                          Bermuda
                Unocal Myanmar Offshore Co., Ltd.                   Bermuda
                Unocal Asia-Pacific Ventures, Ltd.                  Bermuda
             Unocal Indonesia, Ltd.                                 Bermuda
                Unocal Indonesia Company (o)                        Bermuda
             Unocal Khazar Holdings, Ltd. (p)                       Bermuda
                Unocal Khazar, Ltd. (q)                             Bermuda
             Unocal Makassar, Ltd. (r)                              Bermuda
             Unocal Netherlands B.V.                                Netherlands
             Unocal Rapak, Ltd. (s)                                 Bermuda
             Unocal Thailand, Ltd. (t)                              Bermuda
          Unocal Pipeline Company                                   California
      Unocal Capital Trust                                          Delaware
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                                                (Footnotes on following page.)

(a) The indented companies are subsidiaries of Union Oil Company of California. Except as indicated, each entity is owned 100 percent by the entity under which it is indented. The names of approximately 220 subsidiaries are omitted inasmuch as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(b)  Owned 65.19 percent by Union Oil.

(c) Owned 99 percent by Pure Resources Holdings, Inc. and one percent by Pure Resources I, Inc.

(d) Owned 99 percent by Pure Resources, L.P. and one percent by Pure Resources I, Inc.

(e) Owned 80 percent by PK I, L.P., 10 percent by PK III, L.P., 4 percent by PK II, L.P., and 1 percent by Pure Resources I, Inc.

(f) Owned 99 percent by Pure Resources Holdings, LLC and one percent by Pure GP, LLC.

(g)  Owned 99  percent by HEP Pure,  LP and 1 percent  by HEP Pure  Acquisition,
     LLC.

(h) 100 percent of the general partnership interest (approximately 55 percent of the initial capital) is owned by Spirit Energy Management, L.L.C.

(i) Owned 95 percent by Unocal International Corporation and 5 percent by Unocal Foreign Investments Inc.

(j) Owned 96.62 percent by Unocal International Corporation and 3.38 percent by Unocal Foreign Investments Inc.

(k) Owned 98.79 percent by Unocal Canada Limited, .85 percent by Unocal Canada Alberta Hub Limited, and .36 percent by Cal Ven Limited.

(l)  A general  partnership  owned 73.05  percent by Northrock  Resources  Ltd.,
     20.12 percent by Paragon Petroleum Corporation, and 4.83 percent by Northrock Energy Ltd.

(m) Owned 94.49 percent by Unocal International Corporation and 5.51 percent by Unocal Foreign Investments Inc.

(n) Owned 88.89 percent by Unocal International Corporation and 11.11 percent by Unocal Foreign Investments Inc.

(o)  A general  partnership owned 53.13 percent by Unocal  Indonesia,  Ltd., and
     46.87 percent by Unocal Canada International Company.

(p) Owned 65.04 percent by Unocal International Corporation and 34.96 percent by Unocal Foreign Investments Inc.

(q) Owned 65 percent by Unocal Khazar Holdings, Ltd., and 35 percent by Unocal Global Ventures, Ltd.

(r) Owned 94.49 percent by Unocal International Corporation and 5.51 percent by Unocal Foreign Investments Inc.

(s) Owned 95 percent by Unocal International Corporation and 5 percent by Unocal Foreign Investments Inc.

(t) Owned 79.68 percent by Unocal International Corporation and 20.32 percent by Unocal Canada International Corporation.

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